Exhibit 21

HF FOODS GROUP INC.

Subsidiaries

	Entity Name	State of Incorporation	Other Names under which Company Does Business
1	HF Group Holding Corp.	North Carolina
2	Han Feng, Inc.	North Carolina
3	Truse Trucking, Inc.	North Carolina
4	Morning First Delivery, Inc.	North Carolina
5	R&N Holdings, LLC	North Carolina
6	R&N Lexington, LLC	North Carolina
7	R&N Charlotte, LLC	North Carolina
8	Kirnsway Manufacturing, Inc.	North Carolina
9	Chinesetg, Inc.	North Carolina
10	New Southern Food Distributors, Inc.	Florida
11	B&B Trucking Services, Inc.	Florida
12	Kirnland Food Distribution, Inc.	Georgia
13	HG Realty, LLC	Georgia
14	HF Foods Industrial, L.L.C.	North Carolina
15	273 Fifth Avenue, L.L.C.	Delaware
16	B&R Global Holdings, Inc.	Delaware
17	B & L Trading, LLC	Washington	Big Sea Trading; Long Chang International Trading; Royal Food Wholesale
18	Capital Trading, LLC	Utah	Great Wall Seafood Trading, LLC; Big Sea Trading, LLC
19	Great Wall Seafood LA, LLC	California
20	Mountain Food, LLC	Colorado
21	Ocean West Food Services, LLC	California	West Coast Trading
22	R & C Trading, L.L.C.	Arizona	Great Wall Seafood AZ
23	Rongcheng Trading, LLC	California	Always Best; BaoLee Trading; West Coast Food Wholesale
24	Win Woo Trading, LLC	California	T&G Group; Harvest Food Trading; New Berry Trading
25	Min Food, Inc.	California	Young’s Food Wholesale; Grand Food; B&L Trading
26	Monterey Food Service, LLC	California
27	Irwindale Poultry, LLC	California
28	Best Choice Trucking, LLC	California
29	KYL Group, Inc.	Nevada
30	American Fortune Foods, Inc.	California
31	Happy FM Group, Inc.	California
32	GM Food Supplies, Inc.	California

33	Lin’s Distribution Inc, Inc.	Utah
34	Lin’s Farms, LLC	Utah
35	New Berry Trading, LLC	California
36	Hayward Trucking, Inc.	California
37	Fuso Trucking Corp.*	California
38	Yi Z Service, LLC	California
39	Golden Well, Inc.	California
40	Kami Trading, Inc.	California
41	Royal Trucking Services, Inc.	Washington
42	Royal Service, Inc.	Oregon
43	MF Food Services, Inc.	California
44	B&R Realty, LLC	California
45	Lucky Realty, LLC	California
46	Genstar Realty, LLC	California
47	Murray Properties, LLC	Utah
48	Fortune Liberty, LLC	Utah
49	Hardin St Properties, LLC	Montana
50	Lenfa Food, LLC	Colorado
51	A & Kie, LLC	Arizona
52	Big Sea Realty, LLC	Washington

*FUSO Trucking Corp. is considered a variable interest entity (“VIE”) under U.S. GAAP.